UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2013

TELLABS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9692	36-3831568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois		60563
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2013, Tellabs, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Blackhawk Holding Vehicle LLC, a Delaware limited liability company (“Parent”), Blackhawk Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company. Parent and Sub are affiliates of Marlin Equity Partners (“Marlin”). A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company’s board of directors (the “Company Board”).

Offer and Merger. Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, as soon as practicable (and, in any event, no later than November 1, 2013), Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), at a price per share of Company Common Stock of $2.45 (the “Offer Price”), net to the seller thereof in cash, without interest, upon the terms and subject to the conditions and limitations set forth in the Merger Agreement. The Merger Agreement also provides that as soon as practicable following the time at which sufficient funds for the payment of tendered shares are deposited with the paying agent pursuant to the Merger Agreement, Sub will be merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation. The Merger will be governed by Section 251(h) of the Delaware General Corporation Law. Accordingly, no vote of stockholders of the Company will be required in connection with the Merger. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by stockholders who have properly exercised and perfected appraisal rights under Delaware law and (ii) shares held in the treasury of the Company or owned of record by any wholly owned subsidiary of the Company or by Parent or any of its wholly owned subsidiaries) will be converted into the right to receive the Offer Price in cash, without interest.

The Merger Agreement provides that the consideration payable to the Company’s stockholders pursuant to the Offer and the Merger will be funded by a combination of funds provided by Parent and the contribution of cash by the Company. The consummation of the Offer and the Merger are not subject to a financing condition.

Marlin Equity III, L.P. and Marlin Equity IV, L.P., which are affiliates of Marlin, have severally (and not jointly) guaranteed the performance of all of the payment obligations of Parent and Sub under the Merger Agreement, subject to a cap on the liability of Marlin Equity III, L.P. of $13,320,000 in the aggregate and a cap on the liability of Marlin Equity IV, L.P. of $408,273,346 in the aggregate.

Conditions to the Offer. The obligations of Sub to accept for payment and pay for any shares of Company Common Stock tendered pursuant to the Offer are subject to the satisfaction or, if permissible, waiver of specified conditions, including (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock that, when added to the shares of Company Common Stock directly or indirectly owned by Parent and its wholly owned subsidiaries, represent at least a majority of the shares of Company Common Stock outstanding on a fully-diluted basis at such time (the “Minimum Tender Condition”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement, (iv) the Company and its subsidiaries not having any Indebtedness (as defined in the Merger Agreement), subject to certain exceptions, (v) the termination in the manner agreed by Parent and the Company of certain hedging arrangements, (v) the receipt by the Company of a solvency opinion from a nationally recognized independent valuation firm engaged by the Company and (vi) other customary conditions.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement contains representations, warranties and covenants of the Company, Parent and Sub. These covenants include an obligation of the Company to, subject to certain exceptions, conduct its operations in the ordinary course of business, substantially consistent with past practice and to use commercially reasonable efforts to maintain substantially intact its business organization insurance coverage, business relationships and the goodwill of those having business relationships with it, to the extent permitted by the Merger Agreement. The Merger Agreement also prohibits the Company’s solicitation of third-party proposals relating to the acquisition of more than 20% of the consolidated assets of the Company and its subsidiaries or 20% of the issued and outstanding shares of capital stock of the Company (a “Competing Proposal”) and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any Competing Proposal, subject to certain limited exceptions. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, the Company Board to recommend that the Company’s stockholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer. However, the Company Board is permitted to change its recommendation to the Company’s stockholders if the Company Board receives a Superior Proposal (as such term is defined in the Merger Agreement) and certain conditions are satisfied or in order to comply with its fiduciary duties.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under certain circumstances, the Company would be obligated to pay Parent a termination fee of $26,720,000 (the “Termination Fee”). Upon termination of the Merger Agreement under certain circumstances, the Company would also be obligated to reimburse Parent for its reasonable documented out-of-pocket expenses incurred by Parent in connection with the negotiation, execution and performance of the Merger Agreement in an amount not to exceed $7,500,000 in the aggregate. However, if the Termination Fee is paid to Parent, the amount of the Termination Fee would be reduced by the amount of any such expense reimbursement. If the time at which Sub accepts for payment all shares of Company Common Stock that Sub becomes obligated to purchase pursuant to the Offer does not occur on or before December 20, 2013, either party may terminate the Merger Agreement without payment of any termination fee.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Item 8.01. Other Events.

On October 21, 2013, the Company issued press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Additional Information

This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Company Common Stock. Sub has not commenced the tender offer for shares of Company Common Stock described in this report. Upon commencement of the tender offer, Sub will file with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, a letter of transmittal and other related documents. Following commencement of the tender offer, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the solicitation/recommendation statement and other documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.tellabs.com under the heading “SEC Filings” in the “Investors” portion of Target’s website.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 18, 2013, by and among Tellabs, Inc., Blackhawk Merger Sub Inc. and Blackhawk Holding Vehicle LLC.*

99.1	Press Release of Tellabs, Inc. dated October 21, 2013.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Daniel P. Kelly
Daniel P. Kelly President and Chief Executive Officer

October 21, 2013

(Date)

EXHIBIT INDEX

Item No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 18, 2013, by and among Tellabs, Inc., Blackhawk Merger Sub Inc. and Blackhawk Holding Vehicle LLC.*

99.1	Press Release of Tellabs, Inc. dated October 21, 2013.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.